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                                                                    EXHIBIT 10.2

                               INVESTOR RELATIONS
                              CONSULTING AGREEMENT

         This Consulting Agreement (the "AGREEMENT") is made and entered into this 20th Day of January, 2000 (the effective date) between ACCESS1 FINANCIAL (the Consultant), whose principal place of business is 2224 Main St., Santa Monica, Ca 90405, and America's Senior Financial Services, Inc, 15544 N.W. 77th Court, Miami Lakes, FL 33014.

                                    WHEREAS:

The Consultant is willing and capable of providing on a "BEST EFFORTS" basis, various consulting services. The Client desires to retain the Consultant for a period of twelve months (12) from the effective date as a non-exclusive, Independent Contractor based upon the following terms and conditions. The Consultant shall provide services including financial public relations for and on behalf of the client in relation to interactions with broker-dealers, shareholders and members of the public. This may also include certain fund raising efforts as requested by Client of the Consultant. In consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties herein agree as follows:

CONSULTING SERVICES. The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties. The Consultant shall render to the Client such services of an advisory or consultative nature in order to act as the Investor Relations arm of the Client.

(1) DISCLOSURE OF INFORMATION. The Consultant recognizes and acknowledges that it will have access to certain confidential information of the Client and its affiliates that are valuable and unique assets or property of the Client and its affiliates. The Consultant will not, during or after the term of this agreement, disclose, without the prior consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant its affiliates for any reason or purpose whatsoever. The Client agrees that such authorization may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process, It is the intention of the parties that the Consultant will gather all publicly available information relating to the Client and confer with officers and directors of the Client in an effort to consolidate the information obtained in summary form for the dissemination to interested parties.



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(2)  TIME, PLACE AND MANNER OF PERFORMANCE. It is intended that the Consultant will provide research on the Company and distribute the Company's story to institutions, portfolio managers, broker dealers, and retail clients and other persons whom the Consultant determines in its sole discretion, are capable of effectively disseminating such information to the general public. The Consultant will also advise the Client concerning investor relations and promotional matters relating to the Client and its business and will showcase the Company on various web sites periodically during the course of the contract. Consultant will act upon the Client's behalf in the investment community, with existing shareholders, and the public. It is expressly agreed and acknowledged that the Consultant will not be expected to provide any investment advice or recommendations regarding the client to anyone. The Consultant will focus on contacting persons, generally through conventional communications in order to familiarize them with information concerning the Client. Additionally, the Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant. In addition to the above, the consultant agrees that the consulting contract shall also include these work products:

         Company information distributed to consultant's network via phone, e-mail, regular mail, and/or fax on a regular basis of no less than once every 60 days;

         Creation and distribution of report on company to consultant's network of market makers, broker-dealers, and stock brokers;

         Monitor the Internet chat rooms and bulletin boards for comments about the company, and respond if appropriate;

         Our Analysts will cover the company's performance and business plan execution;

         As needed, assist with inbound shareholder relations.

(3) WORK PRODUCT. It is agreed that, prior to public distribution, all information and materials produced for the Client shall be the sole and exclusive property of the Consultant. All copyright and title to said work shall be the property of the Consultant free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein.

(4) NATURE OF RELATIONSHIP. It is understood and acknowledged by the parties that the Consultant is being retained by the Client in an independent, non-exclusive capacity and that, in this connection, the Consultant hereby agrees, except as provided in paragraph (4) herein above or unless the Client shall have otherwise consented in writing, not to enter into any agreement or incur any obligation on behalf of the client.






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(5)  CONFLICT OF INTEREST. The Consultant shall be free to perform services for other persons. The Consultant will notify the Company of its performance of consulting services for any other person that could conflict with its obligation under this agreement. Upon receiving such notice, the Client may terminate this agreement or consent to the Consultants outside consulting activities; failure to terminate this agreement shall constitute the Client's on going consent to the Consultant's outside consulting activities.

(6) INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS. The Client agrees to indemnify and hold harmless the Consultant against any losses, claims, damages, liabilities and/ or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant may become subject under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, because of the actions of the Client or its agents excepting, the consultant who shall not be indemnified for action of himself, his agents or assigns that may result in any action or claims to which the client or the consultant may become subject under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

(7) NOTICES. Any notices required to be given under this Agreement shall be sufficient. If in writing and delivered or sent registered or certified mail to the principal office of each party.

(8) WAIVER OF BREACH. Any waiver by the Consultant of a breach of any provision of this Agreement by the Client shall not operate or be construed as a waiver of any subsequent breach by the Client.

(9) WAIVER AND MODIFICATION. Any waiver, alteration or modification of any of the provisions of this Agreement shall be made in writing and signed by the parties hereto. Each party may waive any of its rights herein without effecting a waiver with respect to any subsequent occurrences or transactions.

(10) APPLICABLE LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the state of Nevada and that any action or any proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the state of Nevada applicable and shall govern to the exclusion of law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

(11) SEVERABILITY. This Agreement may be dissolved at any time by the expressed consent of both parties. In the event any part of this agreement shall be held to be invalid by any competent court or arbitration panel, this Agreement shall be interpreted as if only that part is invalid and that the parties to this Agreement will continue to execute the rest of this Agreement to the best of their abilities unless both parties mutually consent to the dissolution of this Agreement.








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(12) COUNTERPARTS. This Agreement may be executed in counter parts, each of which shall be deemed an original but both of which taken together shall constitute the same document.

(13) COMPENSATION: The Client agrees to use reasonable best efforts to register, issue and deliver in 50,000 shares of America's Senior Financial Services, Inc. in the name of Mark Bergman within one-hundred and twenty (120) days from the time of contract execution. The shares represent all of the compensation due hereunder and some of the value of the shares will be applied to printing, media distribution, web listing, etc.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


/s/ Mark Bergman        1/20/00          /s/ Nelson Locke       1/20/00
---------------------- --------          --------------------  ----------
MARK BERGMAN, PRES/CEO   DATE            NELSON LOCKE, CEO        DATE
ACCESS1 FINANCIAL                        AMERICA'S SENIOR FIN'L































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